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Exhibit 16.1


                  [GROBSTEIN, HORWAY & COMPANY LLP LETTERHEAD]


November 2, 2005

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read item 4.01 of Form 8-K dated October 14, 2005, of Indigenous Global Development Corporation and are in agreement with the statements contained herein.

Very truly yours,


/s/ Grobstein, Horwath & Company LLP
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Grobstein, Horwath & Company LLP
Sherman Oaks, CA